VANGUARD FUNDS
MULTIPLE CLASS PLAN

I. INTRODUCTION

     This Multiple Class Plan (the “Plan”) describes seven separate classes of shares that may be offered by investment company members of The Vanguard Group of Mutual Funds (collectively the “Funds,” individually a “Fund”). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by the Board of Directors of The Vanguard Group, Inc. (“VGI”). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund (“Fund Board”), including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II. SHARE CLASSES

A Fund may offer any one or more of the following share classes:

Investor Shares
Admiral Shares
Institutional Shares
Institutional Plus Shares
Institutional Select Shares
ETF Shares
Transition Shares

III. DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

     Distribution arrangements for all classes are described below. Distribution arrangements vary by VGI business line depending on the eligibility of the client segments to whom they market. Each Fund retains sole discretion in determining share class availability, and VGI retains discretion in determining whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

A. Investor Shares

     Investor Shares generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of shares. Investor Shares are typically distributed by all VGI business lines.

B. Admiral Shares

     Admiral Shares generally will be available to individual, institutional, and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may include, but are not limited to the following factors: (i) the total amount invested the Fund; or (ii) any other factors deemed appropriate by a Fund’s Board. Admiral Shares are typically distributed by all VGI business lines.

C. Institutional Shares

     Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares or Admiral Shares. Institutional Shares are typically distributed by Vanguard’s financial advisory services and institutional business lines.

D. Institutional Plus Shares

     Institutional Plus Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for Institutional Shares. Institutional Plus Shares are typically distributed by VGI’s financial advisory services and institutional business lines.

E. Institutional Select Shares

     Institutional Select Shares generally will be available to institutional investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Select Shares will be the highest among all VGI share classes. Institutional Select Shares are typically distributed by VGI’s institutional business line.

F. ETF Shares

     A Fund will sell ETF Shares to investors that are (or who purchase through) Authorized Participants, and who pay for their ETF shares by depositing a prescribed basket of securities rather than paying cash. An Authorized Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund’s distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time. Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers. ETF Shares are typically distributed by all VGI business lines.

G. Transition Shares

     Transition Shares generally will be available solely to Vanguard Funds that operate as funds-of-funds and meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. Transition Shares are only internally distributed.

IV. SERVICE ARRANGEMENTS

     All share classes will receive a range of services provided by VGI on a per account basis. These “account-based” services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

A. Investor Shares

     Investor Shares generally will receive the most basic level of service from VGI. Investor Shares generally will be serviced through a pool of VGI client service representatives.

B. Admiral Shares

     Admiral Shares will receive a different level of service from VGI as compared to Investor Shares. Special client service representatives may be assigned to service Admiral Shares, and holders of such shares may from time to time receive special mailings and unique additional services.

C. Institutional Shares

     Institutional Shares will receive from VGI a level of service that differs from the service provided to the holders of shares of other classes. Such services may include special client service representatives who will be assigned to service

	Institutional	Shares. Most holders of Institutional Shares periodically will receive
	special	investment updates from VGI’s investment staff. Holders of Institutional
	Shares	also may receive unique additional services from VGI, and generally will
	be	permitted to transact with VGI through the National Securities Clearing
	Corporation’s	FundSERV system and other special servicing platforms for
	institutional	investors.
	D.	Institutional Plus Shares
Institutional Plus Shares generally will receive a very high level of service
	from	VGI as compared to any other share classes. Special client service
	representatives	will be assigned to service Institutional Plus Shares, and most
	holders	of such shares periodically, but more than the holders of all other shares,
	will	receive special updates from VGI’s investment staff. Holders of Institutional
	Plus	Shares may receive unique additional services from VGI, and generally will
	be	permitted to transact with VGI through the National Securities Clearing
	Corporation’s	FundSERV system and other special servicing platforms for
	institutional	investors.
	E.	Institutional Select Shares
Institutional Select Shares generally will receive a customized level of
	service.	Holders of Institutional Select Shares may receive unique additional
	services	from VGI, and generally will be permitted to transact with VGI through
	the	National Securities Clearing Corporation’s FundSERV system and other
	special	servicing platforms for institutional investors.
	F.	ETF Shares
A Fund is expected to maintain only one shareholder of record for ETF
	Shares!	DTC or its nominee. Special client service representatives will be
	assigned	to the DTC account, and all transactions on this account will be handled
	electronically.	Due to the nature and purpose of the DTC account, ETF Shares
	will	not receive any special updates from VGI’s investment staff.
	G.	Transition Shares
The only investors eligible to own Transition Shares are Vanguard Funds
	that	operate as funds-of-funds, and it is expected that such funds, because of the
	nature	of Transition Shares, will own the shares only for the brief periods
	necessary	to complete the relevant portfolio transitions. The level of service
	provided	will be commensurate with the needs of a fund-of-funds transitioning
	from	one underlying fund to another.
V.	CONVERSION FEATURES
	A.	Self-Directed Conversions

     1. Conversion into Investor Shares, Admiral Shares, Institutional Shares Institutional Plus Shares, and Institutional Select Shares. Shareholders may conduct self-directed conversions from one share class into another share class of the same fund for which they are eligible. Self-directed conversions may be initiated by the shareholder; however, depending upon the particular share class and the complexity of the shareholder’s accounts, such conversions may require the assistance of a VGI representative. Shareholders may convert from one share class into another share class provided that following the conversion the shareholder: (i) meets the then applicable eligibility requirements for the share class into which they are converting; and (ii) receives services consistent with such new share class. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order.

     2. Conversion into ETF Shares. Except as otherwise provided, a shareholder may convert Investor Shares, Admiral Shares, or Institutional Shares into ETF Shares of the same fund (if available), provided that: (i) the share class out of which the shareholder is converting and the ETF Shares declare and distribute dividends on the same schedule; (ii) the shares to be converted are not held through an employee benefit plan; and (iii) following the conversion, the shareholder will hold ETF Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order. VGI or the Fund may charge an administrative fee to process conversion transactions.

B.	Automatic Conversions
	1.	Automatic conversion into Admiral Shares. VGI may
automatically convert Investor Shares into Admiral Shares of the same fund (if available), provided that following the conversion the shareholder: (i) meets the eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis. Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum. Automatic conversions do not apply to certain types of
	accounts	(e.g., accounts held through certain intermediaries, or other
	accounts	as may be excluded by VGI management).
	2.	Automatic conversion into Institutional Shares, Institutional
Plus Shares, or Institutional Select Shares. VGI may conduct automatic conversions of any share class into either Institutional Shares, Institutional

Plus Shares, or Institutional Select Shares in accordance with then-current eligibility requirements.
	C.	Involuntary Conversions and Cash Outs
		1.	Cash Outs. If a shareholder in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the shareholder’s remaining account balance. Any such cash out will be
		preceded	by written notice to the shareholder and will be subject to the
Fund’s normal redemption fees, if any.
		2.	Conversion of Admiral Shares, Institutional Shares, and
Institutional Plus Shares. If a shareholder no longer meets the eligibility requirements for the share class currently held, the Fund may convert the shareholder’s holdings into the share class for which such shareholder is eligible. Any such conversion will be preceded by written notice to the shareholder, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.
		3.	Conversions of Transition Shares. When a Fund that issues
		Transition	Shares has completed the relevant portfolio transition, the Fund will convert the Transition Shares to another share class of the same Fund as appropriate, based on the eligibility requirements of such class as specified in
		Schedule	B hereto, as such Schedule may be amended from time to time.
VI.	EXPENSE ALLOCATION AMONG CLASSES
	A.	Background
VGI is a jointly-owned subsidiary of the Funds. VGI provides the Funds,
	on	an at-cost basis, virtually all of their corporate management, administrative and
	distribution	services. VGI also may provide investment advisory services on an
	at-cost	basis to the Funds. VGI was established and operates pursuant to a Funds’
	Service	Agreement between itself and the Funds (the “Agreement”), and pursuant
	to	certain exemptive orders granted by the U.S. Securities and Exchange
	Commission	(“Exemptive Orders”). VGI’s direct and indirect expenses of
	providing	corporate management, administrative and distribution services to the
	Funds	are allocated among such funds in accordance with methods specified in
	the	Agreement.[1]
	B.	Class Specific Expenses

1 In accordance with the Agreement and Board approved methodologies, the expenses that would otherwise have been allocated to each Vanguard Fund of Funds are reallocated to the approve share class of the underlying funds in the Fund of Funds’ portfolio on a pro rata basis based on that Fund of Funds relative net assets invested in the underlying fund’s share class.

     1. Expenses for Account-Based Services. Expenses associated with VGI’s provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

     (a) Account maintenance expenses. Expenses associated with the maintenance of investor accounts will be proportionately allocated among each Fund’s share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by VGI for each class; and (iii) the percentage of new accounts opened for each class.

(b) Expenses of special servicing arrangements.

Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible Fund’s share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

(c) Literature production and mailing expenses.

Expenses associated with shareholder reports, proxy materials and other literature will be allocated among each Fund’s share classes based upon the number of such items produced and mailed for each class.

     2. Other Class Specific Expenses. Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

C.	Fund-Wide Expenses
	1.	Marketing and Distribution Expenses. Each share class will
bear marketing and distribution expenses proportionate to the marketing and distribution expenses of the business lines that distribute that share class. Retail and institutional businesses expenses will be allocated based on the percentage of client accounts in each share class serviced by the respective business. Financial advisory service expenses will be apportioned based on the percentage of assets in each share class.
	Expenses	associated with each share class will be allocated only among the Funds that have such share class according to the “Vanguard Modified Formula,” with each share class or each Fund treated as if it were a separate Fund. The Vanguard Modified Formula is set forth in the Agreement and in certain of the SEC Exemptive Orders. This allocation has been deemed an appropriate allocation methodology by each Fund Board under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

     2. Asset Management Expenses. Expenses associated with management of a Fund’s assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund’s share classes on the basis of their relative net assets.

     3. Other Fund Expenses. Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.

VII. ALLOCATION OF INCOME, GAINS AND LOSSES

     Income, gains and losses will be allocated among each Fund’s share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII. VOTING AND OTHER RIGHTS

     Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX. AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of VGI.

Original Board Approval: July 21, 2000
Last Approved by Board: July 21, 2017

SCHEDULE A to

VANGUARD FUNDS MULTIPLE CLASS PLAN

Note: Transition Shares, when offered by a Fund, are available for a limited period of time and are then converted into another share class. For this reason, Transition Shares are not shown on Schedule A.

Vanguard Fund

Vanguard Admiral Funds

! Treasury Money Market Fund

! S&P 500 Value Index Fund ! S&P 500 Growth Index Fund ! S&P MidCap 400 Index Fund ! S&P MidCap 400 Value Index Fund ! S&P MidCap 400 Growth Index Fund ! S&P SmallCap 600 Index Fund ! S&P SmallCap 600 Value Index Fund ! S&P SmallCap 600 Growth Index Fund

Vanguard Bond Index Funds

! Short-Term Bond Index Fund

Share Classes Authorized

Investor

Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF

Investor, Admiral, Institutional, Institutional Plus, ETF

! Intermediate-Term Bond Index Fund	Investor, Admiral, Institutional, Institutional Plus, ETF
! Long-Term Bond Index Fund	Investor, Institutional, Institutional Plus, ETF
! Total Bond Market Index Fund	Investor, Admiral, Institutional, Institutional Plus, Institutional Select, ETF

! Total Bond Market II Index Fund

! Inflation-Protected Securities Fund

Vanguard California Tax-Free Funds

! Municipal Money Market Fund

! Intermediate-Term Tax-Exempt Fund ! Long-Term Tax-Exempt Fund

Vanguard Charlotte Funds

! Total International Bond Index Fund

Investor, Institutional Investor, Admiral, Institutional Investor Investor, Admiral Investor, Admiral Investor, Admiral, Institutional, Institutional Select, ETF

1

Vanguard Fund

Vanguard Chester Funds

! PRIMECAP Fund

! Target Retirement Income Fund ! Target Retirement 2010 Fund ! Target Retirement 2015 Fund ! Target Retirement 2020 Fund ! Target Retirement 2025 Fund ! Target Retirement 2030 Fund ! Target Retirement 2035 Fund ! Target Retirement 2040 Fund ! Target Retirement 2045 Fund ! Target Retirement 2050 Fund ! Target Retirement 2055 Fund ! Target Retirement 2060 Fund ! Target Retirement 2065 Fund

! Institutional Target Retirement Income Fund ! Institutional Target Retirement 2010 Fund ! Institutional Target Retirement 2015 Fund ! Institutional Target Retirement 2020 Fund ! Institutional Target Retirement 2025 Fund ! Institutional Target Retirement 2030 Fund ! Institutional Target Retirement 2035 Fund ! Institutional Target Retirement 2040 Fund ! Institutional Target Retirement 2045 Fund ! Institutional Target Retirement 2050 Fund ! Institutional Target Retirement 2055 Fund ! Institutional Target Retirement 2060 Fund ! Institutional Target Retirement 2065 Fund

Vanguard Convertible Securities Fund

Vanguard Explorer Fund

Vanguard Fenway Funds

! Equity Income Fund ! Growth Equity Fund ! PRIMECAP Core Fund

Vanguard Fixed Income Securities Funds

! Ultra-Short-Term Bond Fund ! REIT II Index Fund ! Short-Term Treasury Fund ! Short-Term Federal Fund

! Short-Term Investment-Grade Fund ! Intermediate-Term Treasury Fund ! Intermediate-Term Investment-Grade Fund ! GNMA Fund

Share Classes Authorized

Investor, Admiral

Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor

Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional Institutional

Investor

Investor, Admiral

Investor, Admiral Investor Investor

Investor, Admiral Institutional Plus Investor, Admiral Investor, Admiral

Investor, Admiral, Institutional Investor, Admiral Investor, Admiral Investor, Admiral

2

Vanguard Fund

! Long-Term Treasury Fund ! Long-Term Investment-Grade Fund ! High-Yield Corporate Fund

Vanguard Horizon Funds

! Capital Opportunity Fund ! Global Equity Fund ! Strategic Equity Fund ! Strategic Small-Cap Equity Fund

Vanguard Index Funds

! 500 Index Fund

! Extended Market Index Fund

Share Classes Authorized

Investor, Admiral Investor, Admiral Investor, Admiral

Investor, Admiral Investor Investor Investor

Investor, Admiral, Institutional Select, ETF

Investor, Admiral, Institutional,

Institutional Plus, Institutional Select, ETF

! Growth Index Fund ! Large-Cap Index Fund ! Mid-Cap Growth Index Fund ! Mid-Cap Index Fund	Investor, Admiral, Institutional, ETF Investor, Admiral, Institutional, ETF Investor, Admiral, ETF Investor, Admiral, Institutional, Institutional Plus, ETF
! Mid-Cap Value Index Fund ! Small-Cap Growth Index Fund ! Small-Cap Index Fund	Investor, Admiral, ETF Investor, Admiral, Institutional, ETF Investor, Admiral, Institutional, Institutional Plus, ETF
! Small-Cap Value Index Fund ! Total Stock Market Index Fund	Investor, Admiral, Institutional, ETF Investor, Admiral, Institutional, Institutional Plus, Institutional Select, ETF
! Value Index Fund Vanguard International Equity Index Funds ! Emerging Markets Stock Index Fund	Investor, Admiral, Institutional, ETF Investor, Admiral, Institutional, Institutional Plus
FTSE Emerging Markets ETF ! European Stock Index Fund	ETF Investor, Admiral, Institutional, Institutional Plus
FTSE Europe ETF ! FTSE All-World ex US Index Fund	ETF Investor, Admiral, Institutional, Institutional Plus, ETF
! Pacific Stock Index Fund	Investor, Admiral, Institutional, Institutional Plus
FTSE Pacific ETF ! Total World Stock Index Fund ! FTSE All World ex-US Small-Cap Index Fund ! Global ex-U.S. Real Estate Index Fund	ETF Investor, Institutional, ETF Investor, Institutional, ETF Investor, Admiral, Institutional, ETF

3

Vanguard Fund

Vanguard Malvern Funds

! Capital Value Fund

! Short-Term Inflation-Protected Securities

Index Fund ! U.S. Value Fund

! Institutional Short-Term Bond Fund ! Institutional Intermediate-Term Bond Fund ! Core Bond Fund ! Emerging Markets Bond Fund

Share Classes Authorized Investor Investor, Admiral, Institutional, ETF Investor Institutional Plus Institutional Plus Investor, Admiral Investor, Admiral

Vanguard Massachusetts Tax-Exempt Funds
! Massachusetts Tax-Exempt Fund	Investor

Vanguard Money Market Funds ! Prime Money Market Fund ! Federal Money Market Fund Vanguard Morgan Growth Fund	Investor, Admiral Investor Investor, Admiral

Vanguard Montgomery Funds
! Market Neutral Fund	Investor, Institutional

Vanguard Municipal Bond Funds

! Municipal Money Market Fund

! Short-Term Tax-Exempt Fund ! Limited-Term Tax-Exempt Fund ! Intermediate-Term Tax-Exempt Fund ! Long-Term Tax-Exempt Fund ! High-Yield Tax-Exempt Fund ! Tax-Exempt Bond Index Fund

Investor Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral Investor, Admiral, ETF

Vanguard New Jersey Tax-Free Funds
! Municipal Money Market Fund	Investor
! Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard New York Tax-Free Funds
! Municipal Money Market Fund	Investor
! Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard Ohio Tax-Free Funds
! Long-Term Tax-Exempt Fund	Investor

Vanguard Pennsylvania Tax-Free Funds
! Municipal Money Market Fund	Investor
! Long-Term Tax-Exempt Fund	Investor, Admiral

4

Vanguard Fund	Share Classes Authorized

Vanguard Quantitative Funds
! Growth and Income Fund	Investor, Admiral

Vanguard Scottsdale Funds

! Short-Term Treasury Index Fund ! Intermediate-Term Treasury Index Fund ! Long-Term Treasury Index Fund ! Short-Term Corporate Bond Index Fund ! Intermediate-Term Corporate Bond Index Fund ! Long-Term Corporate Bond Index Fund ! Mortgage-Backed Securities Index Fund ! Explorer Value Fund ! Russell 1000 Index Fund

! Russell 1000 Value Index Fund ! Russell 1000 Growth Index Fund ! Russell 2000 Index Fund ! Russell 2000 Value Index Fund ! Russell 2000 Growth Index Fund ! Russell 3000 Index Fund ! Total Corporate Bond ETF

Vanguard Specialized Funds

! Energy Fund ! Precious Metals Fund ! Health Care Fund ! Dividend Growth Fund

! REIT Index Fund

! Dividend Appreciation Index Fund

Vanguard STAR Funds

! LifeStrategy Conservative Growth Fund ! LifeStrategy Growth Fund ! LifeStrategy Income Fund ! LifeStrategy Moderate Growth Fund ! STAR Fund

! Total International Stock Index Fund

Institutional, Admiral, ETF Institutional, Admiral, ETF Institutional, Admiral, ETF Institutional, Admiral, ETF Institutional, Admiral, ETF Institutional, Admiral, ETF Institutional, Admiral, ETF Investor Institutional, ETF

Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF Institutional, ETF ETF

Investor, Admiral Investor Investor, Admiral Investor

Investor, Admiral, Institutional, ETF

Investor, Admiral, ETF

Investor Investor Investor Investor Investor

Investor, Admiral, Institutional, Institutional Plus, Institutional Select, ETF

Vanguard Tax-Managed Funds ! Tax-Managed Balanced Fund ! Tax-Managed Capital Appreciation Fund ! Developed Markets Index Fund	Admiral Admiral, Institutional Investor, Admiral, Institutional, Institutional Plus
FTSE Developed Markets ETF ! Tax-Managed Small-Cap Fund	ETF Admiral, Institutional

5

Vanguard Fund

Vanguard Trustees’ Equity Fund

! International Value Fund ! Diversified Equity Fund

! Emerging Markets Select Stock Fund ! Alternative Strategies Fund

Vanguard Valley Forge Funds

! Balanced Index Fund ! Managed Payout Fund

Vanguard Variable Insurance Funds

! Balanced Portfolio

! Conservative Allocation Portfolio ! Diversified Value Portfolio ! Equity Income Portfolio ! Equity Index Portfolio ! Growth Portfolio ! Global Bond Index Portfolio ! Total Bond Market Index Portfolio ! High Yield Bond Portfolio ! International Portfolio ! Mid-Cap Index Portfolio ! Moderate Allocation Portfolio ! Money Market Portfolio ! REIT Index Portfolio ! Short-Term Investment Grade Portfolio ! Small Company Growth Portfolio ! Capital Growth Portfolio ! Total International Stock Market Index Portfolio ! Total Stock Market Index Portfolio

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

! U.S. Liquidity Factor ETF ! U.S. Minimum Volatility ETF ! U.S. Momentum Factor ETF ! U.S. Multifactor ETF ! U.S. Multifactor Fund ! U.S. Quality Factor ETF ! U.S. Value Factor ETF

! Wellington Fund

Share Classes Authorized

Investor Investor

Investor Investor

Investor, Admiral, Institutional Investor

Investor

Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor Investor

Investor, Admiral

ETF ETF ETF ETF Admiral ETF ETF

Investor, Admiral

6

Vanguard Fund

Vanguard Whitehall Funds

! Selected Value Fund ! Mid-Cap Growth Fund ! International Explorer Fund ! High Dividend Yield Index Fund ! Emerging Markets Government

Bond Index Fund

! Vanguard Global Minimum Volatility Fund ! International Dividend Appreciation Index Fund ! International High Dividend Yield Index Fund

Vanguard Windsor Funds

! Windsor Fund ! Windsor II Fund

Vanguard World Fund

! Extended Duration Treasury Index Fund ! FTSE Social Index Fund ! Global Wellesley Income Fund ! Global Wellington Fund ! International Growth Fund ! Mega Cap Index Fund

! Mega Cap Growth Index Fund ! Mega Cap Value Index Fund ! U.S. Growth Fund ! Consumer Discretionary Index Fund ! Consumer Staples Index Fund ! Energy Index Fund ! Financials Index Fund ! Health Care Index Fund ! Industrials Index Fund ! Information Technology Index Fund ! Materials Index Fund ! Telecommunication Services Index Fund ! Utilities Index Fund

Share Classes Authorized

Investor Investor Investor Investor, ETF

Investor, Admiral, Institutional, ETF

Investor, Admiral Investor, Admiral, ETF Investor, Admiral, ETF

Investor, Admiral Investor, Admiral

Institutional, Institutional Plus, ETF Investor, Institutional Investor, Admiral Investor, Admiral Investor, Admiral Institutional, ETF

Institutional, ETF Institutional, ETF Investor, Admiral Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF Admiral, ETF

Original Board Approval: July 21, 2000
Last Updated: January 9, 2018

7

SCHEDULE B to

VANGUARD FUNDS MULTIPLE CLASS PLAN

VGI has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan’s eligibility requirements.2 These policies are reviewed and monitored on an ongoing basis in conjunction with VGI’s Compliance Department.

Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000 ($50,000 for Vanguard Treasury Money Market Fund). Retail managed clients and financial intermediary and other institutional clients may hold Investor Shares without restriction in Funds that do not offer Admiral Shares. A Vanguard Fund may, from time to time, establish higher or lower minimum amounts for Investor Shares. Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares – Eligibility Requirements

Admiral Shares generally are intended for clients who meet the required minimum initial investment and ongoing account balance of $10,000 for retail clients in index funds and $50,000 for retail clients in actively managed funds. Retail managed clients and external financial intermediary and other institutional clients may hold Admiral Shares of both index and actively managed funds without restriction. Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares and each Fund and VGI reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following rule:

  Certain Retirement Plans – Admiral Shares generally are not available for SIMPLE IRAs and Vanguard Individual 401(k) Plans.3

Institutional Shares – Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share

2 The eligibility of a Vanguard Fund that operates as a fund of funds to invest in a particular share class of an underlying Vanguard Fund is determined by VGI and the Board in accordance with the allocation methodology referenced in Section VI.

3 Vanguard’s Retail 403(b) business is being outsourced to The Newport Group. In the new structure (launching in July 2017), Admiral Shares will be available for participants.

class eligibility also is subject to the following special rules:

Individual clients. Individual clients may hold Institutional Shares by
aggregating	up to 3 accounts held by the same client (same tax I.D. number)
in	a single Fund.
Financial intermediary clients. Financial intermediaries generally may hold
Institutional	Shares for the benefit of their underlying clients provided that:
(1)	each underlying investor individually meets the investment minimum
amount	described above; and
(2)	the financial intermediary agrees to monitor ongoing compliance of the
underlying	investor accounts with the investment minimum amount; or
(3)	a sub-accounting arrangement between VGI and the financial
intermediary	allows VGI to monitor compliance with the eligibility
requirements.
Institutional clients. Institutional clients, including but not limited to defined
benefit	and contribution plan clients, endowments, and foundations may hold
Institutional	Shares if the total amount aggregated among all accounts held by
such	client (including accounts held through financial intermediaries) and
invested	in the Fund is at least $5 million (or such higher minimum required
by	the individual fund). Such institutional clients must disclose to VGI on
behalf	of their accounts the following: (1) that each account has a common
decision-maker;	and (2) the total balance in each account held by the client in
the	Fund.
Investment by Vanguard Target Retirement Collective Trust. A Vanguard
Target	Retirement Trust that is a collective trust exempt from regulation under
the	Investment Company Act and that seeks to achieve its investment
objective	by investing in underlying Vanguard Funds (a “TRT”) may hold
Institutional	Shares of an underlying Fund whether or not its investment meets
the	minimum investment threshold specified above.

! Accumulation Period !	Accounts funded through regular contributions (e.g.

employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if VGI management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares generally require a minimum initial investment and ongoing account balance of $100,000,000. However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Plus Share class eligibility also is subject to the following special rules:

Individual clients. Individual clients may hold Institutional Plus Shares by
aggregating	up to 3 accounts held by the same client (same tax I.D. number)
in	a single Fund. For purposes of this rule, VGI management is authorized to
permit	aggregation of a greater number of accounts in the case of clients
whose	aggregate assets within the Funds are expected to generate substantial
economies	in the servicing of their accounts.
Institutional clients. Institutional clients, including but not limited to defined
benefit	and contribution plan clients, endowments, and foundations may hold
Institutional	Plus Shares if the total amount aggregated among all accounts
held	by such client (including accounts held through financial intermediaries)
and	invested in the Fund is at least $100 million (or such higher or lower
minimum	required by the individual fund). Such institutional clients must
disclose	to VGI on behalf of their accounts the following: (1) that each
account	has a common decision-maker; and (2) the total balance in each
account	held by the client in the Fund.
Financial intermediary clients. Financial intermediaries generally may hold
Institutional	Plus Shares for the benefit of their underlying clients provided that:
(1)	each underlying investor individually meets the investment minimum
amount	described above; and
(2)	the financial intermediary agrees to monitor ongoing compliance of the
underlying	investor accounts with the investment minimum amount; or
(3)	a sub-accounting arrangement between VGI and the financial
intermediary	allows VGI to monitor compliance with the eligibility
requirements.
Accumulation Period - Accounts funded through regular contributions e.g.
employer	sponsored participant contribution plans), whose assets are expected
to	quickly achieve eligibility levels, may qualify for Institutional Plus Shares
upon	account creation, rather than undergoing the conversion process shortly
after	account set-up if VGI management determines that the account will
become	eligible for Institutional Plus Shares within a limited period of time
(generally	90 days). The accumulation period eligibility is subject to the
discretion	of VGI management.

  Asset Allocation Models - Vanguard Clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by VGI management.

Institutional Select Shares - Eligibility Requirements

Institutional Select Shares generally require a minimum initial investment and ongoing account balance of $3,000,000,000. However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Select Share class eligibility also is subject to the following special rules:

Institutional clients. Institutional clients, including but not limited to defined
benefit	and contribution plan clients, endowments, foundations, and Section
529	college savings plans may hold Institutional Select Shares if the total
amount	aggregated among all accounts held by such client (including accounts
held	through financial intermediaries) and invested in the Fund is at least $3
billion	(or such higher or lower minimum required by the individual fund).
Such	institutional clients must disclose to VGI on behalf of their accounts the
following:	(1) that each account has a common decision-maker; and (2) the
total	balance in each account held by the client in the Fund.
Financial intermediary clients. Financial intermediaries generally may hold
Institutional	Select Shares for the benefit of their underlying clients provided that:
(1)	each underlying investor individually meets the investment minimum
amount	described above; and
(2)	the financial intermediary agrees to monitor ongoing compliance of the
underlying	investor accounts with the investment minimum amount; or
(3)	a sub-accounting arrangement between VGI and the financial
intermediary	allows VGI to monitor compliance with the eligibility
requirements.
Accumulation Period - Accounts funded through regular contributions (e.g.
employer	sponsored participant contribution plans), whose assets are expected
to	quickly achieve eligibility levels, may qualify for Institutional Select Shares
upon	account creation, rather than undergoing the conversion process shortly
after	account set-up, if VGI management determines that the account will
become	eligible for Institutional Select Shares within a limited period of time
(generally	90 days). The accumulation period eligibility is subject to the
discretion	of VGI management.

  Investment by VGI collective investment trusts with a similar mandate. A VGI collective investment trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in an underlying Fund with an index-based mandate may hold Institutional Select Shares of an underlying Fund with a similar index-based mandate whether or not its investment meets the minimum investment threshold specified above.

ETF Shares – Eligibility Requirements

The eligibility requirements for ETF Shares will be set forth in the Fund’s Registration Statement. To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of ETF Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund’s ETF Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

Transition Shares – Eligibility Requirements

Transition Shares will be offered only to Vanguard Funds that operate as funds-of-funds and only by an underlying Vanguard Fund (i) that is receiving assets in kind from one or more Vanguard Funds and (ii) that will “transition” those in-kind assets by selling some or all of them and using the proceeds to purchase different assets. There is no minimum investment amount for Transition Shares.

Original Board Approval: July 21, 2000
Last Approved by Board: July 21, 2017